UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

FORTRESS INTERNATIONAL GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:
1)	Amount previously paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing party:

4)	Date Filed:

7226 Lee DeForest Drive, Suite 104
Columbia, Maryland 21046
(410) 423-7438

April 26, 2013

Dear Stockholder,

We cordially invite you to attend our 2013 Annual Meeting of Stockholders to be held at 10:00 a.m., Eastern Daylight Time, on Wednesday, June 5, 2013, at our corporate offices at 7226 Lee DeForest Drive, Suite 104, Columbia, Maryland 21046. The attached notice of annual meeting and this proxy statement describe the business we will conduct at the annual meeting and provide information about us that you should consider when you vote your shares.

At the annual meeting, one person will be elected as a Class II director. In addition, we will ask stockholders to consider and approve an amendment to our Certificate of Incorporation to change our corporate name and to declassify our Board of Directors, to approve, on an advisory basis, the compensation of our named executive officers, to recommend, on an advisory basis, the frequency with which we should conduct future stockholder advisory votes on the compensation of our named executive officers, and to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2013. The enclosed proxy statement contains the recommendation of our Board of Directors on each of these proposals.

We hope you will be able to attend the annual meeting. Whether you plan to attend the annual meeting or not, it is important that your shares are represented. Therefore, when you have finished reading the proxy statement, you are urged to complete, sign, date and return the enclosed proxy card promptly in accordance with the instructions set forth on the card. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.

Sincerely,
/s/ Anthony Angelini

Anthony Angelini
Chief Executive Officer

FORTRESS INTERNATIONAL GROUP, INC.
7226 Lee DeForest Drive, Suite 104
Columbia, Maryland 21046
(410) 423-7438

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 5, 2013

To the Stockholders
of Fortress International Group, Inc.:

NOTICE IS HEREBY GIVEN that the 2013 annual meeting of stockholders of Fortress International Group, Inc. will be held at 10:00 a.m., Eastern Daylight Time, on June 5, 2013 (the “Annual Meeting”) at our corporate offices at 7226 Lee DeForest Drive, Suite 104, Columbia, Maryland 21046 for the following purposes:

1. To elect Mr. Anthony Angelini as a Class II director to serve a three-year term;

2. To approve an amendment to our Certificate of Incorporation to change our corporate name;

3. To approve an amendment to our Certificate of Incorporation to declassify our Board of Directors by eliminating its three classes and to provide for an annual election of directors;

4. To approve, on an advisory basis, the compensation of our named executive officers;

5. To recommend, on an advisory basis, the frequency with which we should conduct future stockholder advisory votes on the compensation of our named executive officers;

6. To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013; and

7. To transact such other business as may properly be presented before the Annual Meeting and any adjournments or postponements thereof.

Only those holders of our common stock of record as of the close of business on April 12, 2013, are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. A list of stockholders of record will be available at the meeting and, during the 10 days prior to the meeting, at our offices at 7226 Lee DeForest Drive, Suite 104, Columbia, Maryland 21046.

A total of 14,724,514 shares of our common stock were issued and outstanding as of that record date. Each share of our common stock entitles its holder to one vote. Cumulative voting of shares of common stock is not permitted.

All stockholders are cordially invited to attend the Annual Meeting. At least a majority of all issued and outstanding shares of common stock on the record date is required to constitute a quorum. Accordingly, whether you plan to attend the Annual Meeting or not, we ask that you complete, sign, date and return the enclosed proxy card as soon as possible in accordance with the instructions on the proxy card. A pre-addressed, postage prepaid return envelope is enclosed for your convenience.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ Anthony Angelini

Anthony Angelini
Chief Executive Officer

i

FORTRESS INTERNATIONAL GROUP, INC.
7226 Lee DeForest Drive, Suite 104
Columbia, Maryland 21046
(410) 423-7438

PROXY STATEMENT
2013 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Why Did You Send Me this Proxy Statement?

We sent you this proxy statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at the 2013 Annual Meeting of Stockholders, and any adjournments or postponements of the meeting, to be held at 10:00 a.m., Eastern Daylight Time, on Wednesday, June 5, 2013, at 7226 Lee DeForest Drive, Suite 104, Columbia, Maryland 21046. This proxy statement along with the accompanying notice of annual meeting of stockholders summarizes the purposes of the meeting and the information you need to know to vote at the annual meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 5, 2013. The proxy statement and annual report to security holders are available at
http://www.cstproxy.com/thefigi/2013.

On or around April 26, 2013, we began sending this proxy statement, the attached notice of annual meeting of stockholders and the enclosed proxy card to all stockholders entitled to vote at the meeting. Although not part of this proxy statement, our 2012 Annual Report on Form 10-K, which includes our financial statements for the fiscal year ended December 31, 2012, accompanies this proxy statement. You can also find a copy of this proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2012 at http://www.cstproxy.com/thefigi/2013.

Who Can Vote?

Only stockholders who owned our common stock at the close of business on April 12, 2013 are entitled to vote at the annual meeting. On this record date, there were 14,724,514 shares of our common stock outstanding and entitled to vote. Our common stock is our only class of voting stock.

You do not need to attend the annual meeting to vote your shares. Shares represented by valid proxies, received in time for the meeting and not revoked prior to the meeting, will be voted at the meeting. A stockholder may revoke a proxy before the proxy is voted by providing a signed statement of revocation or a duly executed proxy card bearing a later date to us at 7226 Lee DeForest Drive, Suite 104, Columbia, Maryland 21046, Attention: Kenneth D. Schwarz, Chief Financial Officer. Any stockholder who has executed a proxy card but attends the meeting in person may revoke the proxy and vote at the meeting.

How Many Votes Do I Have?

Each share of our common stock that you own entitles you to one vote.

How Do I Vote?

Whether you plan to attend the annual meeting or not, we urge you to vote by proxy. Voting by proxy will not affect your right to attend the annual meeting. If your shares are registered directly in your name through our stock transfer agent, Continental Stock Transfer & Trust Company, 17 Battery Place, New York, NY 10004, or you have stock certificates, you may vote:

•	By mail. Complete and mail the enclosed proxy card in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors.
•	In person at the meeting. If you attend the annual meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

If your shares are held in “street name” (held in the name of a bank, broker or other nominee), you must provide the bank, broker or other nominee with instructions on how to vote your shares and can do so as follows:

•	By mail. You will receive instructions from your bank, broker or other nominee explaining how to vote your shares.
•	In person at the meeting. Contact the bank, broker or other nominee who holds your shares to obtain a broker’s proxy card and bring it with you to the meeting. You will not be able to vote at the meeting unless you have a proxy card from your broker.

How Does the Board of Directors Recommend That I Vote on the Proposals?

The Board of Directors recommends that you vote as follows:

•	“ FOR ” the election of Mr. Anthony Angelini as a Class II director;
•	“ FOR ” the proposal to amend our Certificate of Inspection to change our name;
•	“ FOR ” the proposal to amend our Certificate of Incorporation to declassify our Board of Directors by eliminating its three classes and to provide for an annual election of directors;
•	“ FOR ” the proposal to approve the compensation of our named executive officers;
•	“ FOR ” the option “Every Three Years” for the frequency of future advisory votes on executive compensation; and
•	“ FOR ” the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2013.

If any other matter is presented, the proxy card provides that your shares will be voted by the proxy holder listed on the proxy card in accordance with his or her best judgment. At the time this proxy statement was printed, we knew of no matters that needed to be acted on at the annual meeting, other than those discussed in this proxy statement.

May I Revoke My Proxy?

If you give us your proxy, you may revoke it at any time before the meeting. You may revoke your proxy in any one of the following ways:

•	signing a new proxy card and submitting it, as instructed above;
•	notifying us at 7226 Lee DeForest Drive, Suite 104, Columbia, Maryland 21046, Attention: Kenneth D. Schwarz, Chief Financial Officer, in writing before the annual meeting that you have revoked your proxy; or
•	attending the meeting in person and voting in person. Attending the meeting in person will not in and of itself revoke a previously submitted proxy, unless you specifically request it.

What if I Receive More Than One Proxy Card?

You may receive more than one proxy card or voting instruction form if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described under “How Do I Vote?” for each account to ensure that all of your shares are voted.

Will My Shares be Voted if I Do Not Return My Proxy Card?

If your shares are registered in your name or if you have stock certificates, your shares will not be voted if you do not return your proxy card by mail or vote at the meeting as described above under “How Do I Vote?”

If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above under “How Do I Vote?,” the bank, broker or other nominee has the authority to vote your unvoted shares on Proposal 6, even if it does not receive instructions from you. We encourage you to provide voting instructions. This ensures your shares will be voted at the meeting in the manner you desire. If your bank, broker or other nominee cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter, this is referred to as a “broker non-vote.”

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Elect One Director	The affirmative vote of a plurality of the shares of common stock cast by stockholders present in person or represented by proxy at the annual meeting is required to elect Mr. Anthony Angelini as a Class II director. You may vote either FOR the nominee or WITHHOLD your vote from the nominee. Votes that are withheld will not be included in the vote for the election of directors. Banks, brokers, and other nominees do NOT have the authority to vote your uninstructed shares in the election of directors. If you hold your shares in street name and you do not instruct your bank, broker, or other nominee how to vote your shares in the election of directors, no votes will be cast on your behalf. Broker non-votes will have no effect on the outcome of the election.
Proposal 2: Approve the amendment to our Certificate of Incorporation to change our corporate name	The affirmative vote of 66 2/3% of the votes present in person or represented by proxy and entitled to vote at the annual meeting is required to approve the amendment to our Certificate of Incorporation to change our name. Banks, brokers, and other nominees do NOT have the authority to vote your uninstructed shares for the approval of the amendment. If you hold your shares in street name and you do not instruct your bank, broker, or other nominee how to vote your shares in the approval of the amendment, no votes will be cast on your behalf. Abstentions and broker non-votes will be treated as shares represented at the meeting and will have the same effect as votes against this proposal.
Proposal 3: Approve the amendment to our Certificate of Incorporation to eliminate classification of our Board of Directors	The affirmative vote of 66 2/3% of the votes present in person or represented by proxy and entitled to vote at the annual meeting is required to approve the amendment to our Certificate of Incorporation to declassify our Board of Directors by eliminating its three classes and to provide annual election of directors. Banks, brokers, and other nominees do NOT have the authority to vote your uninstructed shares for the approval of the amendment. If you hold your shares in street name and you do not instruct your bank, broker, or other nominee how to vote your shares in the approval of the amendment, no votes will be cast on your behalf. Abstentions and broker non-votes will be treated as shares represented at the meeting and will have the same effect as votes against this proposal.

Proposal 4: Approve, on an advisory basis, the compensation of our named executive officers	The affirmative vote of a majority of the votes present in person or represented by proxy and entitled to vote at the annual meeting is required to approve, on an advisory basis, the compensation of our named executive officers. Banks, brokers, and other nominees do NOT have the authority to vote your uninstructed shares for the approval of the amendment. If you hold your shares in street name and you do not instruct your bank, broker, or other nominee how to vote your shares in the approval of the amendment, no votes will be cast on your behalf. Abstentions and broker non-votes will be treated as shares represented at the meeting and will have the same effect as votes against this proposal.
Proposal 5: Recommend, on an advisory basis, the frequency with which we should conduct future stockholder advisory votes on the compensation of our named executive officers	The option of one year, two years or three years that receives the highest number of votes cast by the holders of our common stock will be the frequency for the stockholder advisory vote on the compensation of the our named executive officers that will be considered to be preferred by the holders of our common stock. Banks, brokers, and other nominees do NOT have the authority to vote your uninstructed shares for the approval of the amendment. If you hold your shares in street name and you do not instruct your bank, broker, or other nominee how to vote your shares in the approval of the amendment, no votes will be cast on your behalf. Abstentions and broker non-votes will be treated as shares represented at the meeting and will have no effect on the outcome of the proposal.
Proposal 6: Ratify the Appointment of Independent Registered Public Accounting Firm	The affirmative vote of a majority of the votes present in person or represented by proxy and entitled to vote at the annual meeting is required to ratify the appointment of the independent registered public accounting firm. Abstentions will be treated as shares represented at the meeting and will have the same effect as votes against this proposal. Banks, brokers, and other nominees have discretionary authority to vote customers’ uninstructed shares held by the firms in street name on this proposal. We are not required to obtain the approval of our stockholders to appoint our independent registered public accounting firm. If our stockholders do not ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2013, our Audit Committee of our Board of Directors will reconsider its appointment.

Is Voting Confidential?

We will keep all the proxies, ballots and voting tabulations private. We only let our Inspector of Election, Continental Stock Transfer & Trust Company, examine these documents. Management will not know how you voted on a specific proposal unless it is necessary to meet legal requirements. We will, however, receive any written comments you make on the proxy card or elsewhere.

What Are the Costs of Soliciting these Proxies?

We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

What Constitutes a Quorum for the Meeting?

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock as of the record date is necessary to constitute a quorum at the meeting. Votes of stockholders of record who are present at the meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Attending the Annual Meeting

The annual meeting will be held at 10:00 a.m., Eastern Daylight Time, on Wednesday, June 5, 2013, at our corporate offices at 7226 Lee DeForest Drive, Suite 104, Columbia, Maryland 21046. When you arrive at our offices, signs will direct you to the appropriate meeting rooms. You need not attend the annual meeting in order to vote.

Householding of Annual Disclosure Documents

In December 2000, the Securities and Exchange Commission adopted a rule concerning the delivery of annual disclosure documents. The rule allows us, or your broker, to send a single set of our annual report and proxy statement to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Each stockholder will continue to receive a separate proxy card or voting instruction card.

If you do not wish to participate in “householding” and would like to receive your own set of our annual disclosure documents in future years, follow the instructions described below. Conversely, if you share an address with another stockholder and together both of you would like to receive only a single set of our annual disclosure documents, follow these instructions:

•	If your shares are registered in your own name, please contact our transfer agent, Continental Stock Transfer & Trust Company, and inform them of your request by calling them at 212.509.4000 ext. 206, or by e-mail at cstmail@continentalstock.com, or writing them at 17 Battery Place, New York, NY 10004.
•	If a broker or other nominee holds your shares, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 12, 2013 for (a) each of our executive officers named in the Summary Compensation Table on page 10 of this proxy statement, (b) each of our directors and director nominees, (c) all of our current directors and executive officers as a group, and (d) each stockholder known by us to own beneficially more than 5% of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage of ownership is based on 14,724,514 shares of common stock outstanding on April 12, 2013. Unless otherwise indicated, the address for each director and current executive officer is c/o Fortress International Group, Inc., 7226 Lee DeForest Drive, Suite 104, Columbia, Maryland 21046.

	Beneficially Owned	Ownership
Directors and Executive Officers
Peter H. Woodward(1)	1,083,636	7.4%
Harvey L. Weiss	648,000	4.4%
Anthony Angelini(2)	250,000	1.7%
Gerard J. Gallagher(3)	1,740,658	11.8%
Daniel J. Phelps	-0-	*
Kenneth D. Schwarz	-0-	*
All directors and officers combined as a group (6 persons)(4)	3,722,294	25.3%
5% Stockholders
Thomas P. Rosato(5)	1,801,638	12.2%
Lalit Aggarwal(6)	934,039	6.3%
Norman H. Pessin(7)	1,493,505	10.1%
MHW Capital Management, LLC(8)	1,083,636	7.4%

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.
(1)	Includes 608,636 shares held my MHW Partners, L.P. and 475,000 shares held by SOAM Azul II, LLC. Mr. Woodward is a principal of MHW Capital Management, LLC, which is the investment manager of MHW Partners, L.P. and SOAM Azul II, LLC, and may be considered to have beneficial ownership of the shares held by MHW Partners, L.P. and SOAM Azul II, LLC. Mr. Woodward disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in the shares.
(2)	Includes 166,666 shares of restricted stock that are subject to forfeiture.
(3)	Includes 327,664 shares issuable upon the conversion of a note held by Mr. Gallagher.
(4)	Includes 166,666 shares of restricted stock that are subject to forfeiture and 327,664 shares issuable upon conversion of a note.
(5)	Mr. Rosato has agreed to vote all voting securities of the company held by him consistent with the recommendations of our Board of Directors with respect to all matters.
(6)	Derived from the Schedule 13G/A (Amendment No. 1) filed by Lalit Aggarwarl on February 1, 2013. According to the Schedule 13G/A, Mr. Aggarwarl has sole voting and dispositive power with respect to 469,072 and shared voting and dispositive power with respect to 469,967 shares. The business address of Mr. Aggarwarl is 2 Bloor Street, Suite 700, Toronto, ON M4W 3RI.
(7)	Derived from a Schedule 13D/A (Amendment No. 4) filed jointly by Norman H. Pessin and Sandra F. Pessin on January 17, 2013. Mr. Pessin’s business address is 366 Madison Avenue, 14th Floor, New York 10017.
(8)	Derived from a Schedule 13D filed jointly by MHW Capital Management, LLC and Peter H. Woodward on February 21, 2013. According to the Schedule 13D, MHW Capital Management and Mr. Woodward may be deemed to be beneficial owners of these shares and have shared voting and dispositive power with respect to these shares. The business address of MHW Capital Management, LLC and Mr. Woodward is 150 East 52nd Street, New York, New York 10022.

MANAGEMENT AND CORPORATE GOVERNANCE

The Board of Directors

Our Certificate of Incorporation and Amended and Restated Bylaws provide that our business is to be managed by or under the direction of our Board of Directors. We do not have a policy as to whether the role of Chief Executive Officer and Chairman of the Board of Directors should be separate or combined or whether the Chairman of the Board of Directors should be a management or non-management director. Following the resignation of Mr. Rosato as Chairman of our Board of Directors on March 28, 2012, our Board of Directors elected Mr. Woodward, who is an “independent director” as defined by the rules of the NASDAQ Stock Market, LLC, as the non-executive Chairman of our Board of Directors. Given the recent changes to our senior management and Board of Directors, our Board of Directors determined that having an independent director serve as the non-executive Chairman of our Board of Directors is in the best interests of our stockholders. This structure allows the Chairman of our Board of Directors to focus on the effectiveness of our Board of Directors while the Chief Executive Officer focuses on executing our strategic plan and managing our operations and performance.

In accordance with our Certificate of Incorporation, our Board of Directors is divided into three classes for purposes of election. One class is elected at each annual meeting of stockholders to serve for a three-year term. Our Board of Directors currently consists of five members, classified into three classes as follows:

•	Messrs. Anthony Angelini and Harvey L. Weiss constitute a class with a term ending at the 2013 Annual Meeting of Stockholders;
•	Messrs. Peter H. Woodward and Daniel J. Phelps constitute a class with a term ending at the 2014 Annual Meeting of Stockholders; and
•	Mr. Gerard J. Gallagher constitutes a class with a term ending at the 2015 Annual Meeting of Stockholders.

Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.

Mr. Weiss has informed us that he will not stand for reelection to our Board of Directors and will resign immediately following the 2013 Annual Meeting of Stockholders. Our Board of Directors has voted to nominate Mr. Angelini for election at the 2013 Annual Meeting of Stockholders for a term of three years to serve until the 2016 Annual Meeting of Stockholders and until his successor has been elected and qualified, or until his earlier death, resignation or removal. As described below, our stockholders are being asked to approve an amendment to our Certificate of Incorporation to declassify our Board of Directors by eliminating its three classes and to provide for annual election of directors. In order to effectuate the immediate declassification of our Board of Directors at the 2014 Annual Meeting of Stockholders, each of Messrs. Gallagher and Angelini has submitted a resignation letter so that his term will expire at the 2014 Annual Meeting of Stockholders, but only if the proposed amendment to our Certificate of Incorporation to declassify our Board of Directors is approved by our stockholders.

Set forth below are the names of the persons nominated as directors and our current directors whose terms do not expire this year, their ages, their offices in the company, if any, their principal occupations or employment for the past five years, the length of their tenure as directors, the names of other public companies in which such persons have held directorships during the past five years, and the experience, qualifications, attributes and skills that support the conclusion that these persons should serve as members of our Board of Directors. Mr. Woodward and Mr. Phelps are non-employee directors and the members of the Audit Committee and the Compensation Committee.

Name	Age	Position with the Company
Peter H. Woodward	40	Chairman
Daniel J. Phelps	45	Director
Anthony Angelini	49	Chief Executive Officer and Director
Gerard J. Gallagher	56	President, Chief Operating Officer and Director

Peter H. Woodward, age 40, is the Founder and President of MHW Capital Management, a private investment firm that takes concentrated positions in micro-cap turnaround companies, with a focus on the technology sector. Prior to founding MHW Capital Management in 2005, Mr. Woodward was a Managing Director at Regan Fund Management Ltd., a hedge fund group specializing in active equity investments in public companies and revitalizing their business plans. In addition to serving on our Board of Directors, Mr. Woodward is currently Chairman of Hampshire Group, Inc. and a director of SMF Energy Corp and The Management Network Group, Inc. Previously, he served as a Director at NewsEdge Corp., Zomax, Inc. and Innodata-Isogen, Inc. Mr. Woodward holds a Bachelor of Arts degree in Economics from Colgate University and a Master’s degree in International Economics from Columbia University. He is a Chartered Financial Analyst. Mr. Woodward is very familiar with our industry and his capital markets experience will be valuable to our Board of Directors.

Daniel J. Phelps, age 45, became a Director on August 15, 2012. Mr. Phelps is a managing director of Salt Creek Capital, a California-based private equity firm he founded in July 2009. Mr. Phelps also serves as president of Electro-Motion, Inc. a portfolio company of Salt Creek Capital. Previously, Mr. Phelps served as a general partner and founding member of Duchossois Technology Partners, a Chicago-based venture capital firm, where he led software and networking investments and as a general partner of Opus Capital, a California-based venture capital firm. Mr. Phelps has also held an investment management position with the Pritzker Financial Office in Chicago and was a member of the Financial Services group at Ernst & Young LLP. Mr. Phelps currently serves as a member of the Board of Directors of Infoblox, Inc., a leading provider of automated network control solutions. Mr. Phelps holds a B.S. degree in business administration from The Ohio State University and an M.B.A. from the University of Chicago and is a certified public accountant.

Anthony Angelini, age 49, became a Director and our Chief Executive Officer on January 3, 2012. From September 2007 until January 3, 2012, Mr. Angelini ran his own consulting company working with private and public companies in the areas of operations and growth strategy development. From February 2004 through September 2006, Mr. Angelini was the Chief Executive Officer of Zomax, Inc., a publicly traded provider of supply chain services. From 1998 to February 2004, Mr. Angelini held multiple executive-level positions at Zomax. From 1989 to 1998, Mr. Angelini founded and led the growth of several service-based private companies that were sold to Zomax in 1998. Mr. Angelini received a Bachelor of Business Administration in Finance from California State University, Chico in 1986. Mr. Angelini has over 20 years of experience as an operator and manager, including as a chief executive officer of a publicly traded company, that will be valuable to our Board of Directors.

On June 9, 2005, the Securities and Exchange Commission filed a civil injunctive action charging certain executive officers of Zomax, Inc. with violations of the federal securities laws by misrepresenting or omitting to state material facts regarding Zomax’s prospects of meeting quarterly revenue and earnings targets during a conference call with analysts. The SEC further charged that Mr. Angelini, Zomax’s President and Chief Operating Officer at the time of such conference call, recklessly failed to act to prevent such disclosures and omissions of material facts from being made. Without admitting or denying the SEC’s charges, Mr. Angelini consented to the entry of a court order enjoining him from any violations of certain provisions of the federal securities laws. In addition, Mr. Angelini agreed to disgorge $43,700 plus prejudgment interest and pay a $50,000 civil penalty.

Gerard J. Gallagher, age 56, became a Director and our President and Chief Operating Officer upon our acquisition of TSS/Vortech on January 19, 2007. Mr. Gallagher has more than 27 years of experience in mission-critical fields. Since 2002, he has served as the co-founder and President of TSS and the co-founder and President of Vortech. From 1998 to 2001, Mr. Gallagher served as the President of the Total Site Solutions division of Encompass Services Corp. From 1997 to 1998, he served as the President of the Total Site Solutions division of Commercial Air, Power & Cable, Inc. From 1991 to 1997, he served as the Chief Facilities Operations and Security Officer of the International Monetary Fund. From 1980 to 1991, Mr. Gallagher served in various capacities at Com Site International, most recently as Senior Vice President of Engineering and Sales. Mr. Gallagher received a Bachelor of Science in Fire Science from the University of Maryland and a Bachelor of Science in Organizational Management (Summa Cum Laude) from Columbia

Union College. Mr. Gallagher provides our Board of Directors insight into the ownership and operation of mission-critical services business and perspective related to industry trends, technical innovations, operational matters, marketing, and sales.

Director Independence

The Board of Directors has adopted the director independence standards of The NASDAQ Stock Market, LLC. Our Board of Directors has reviewed the materiality of any relationship that each of our directors has with the company, either directly or indirectly. Based upon this review, our Board of Directors has determined that each of Mr. Woodward and Mr. Phelps is an “independent director” as defined by The NASDAQ Stock Market, LLC and has no material relationship with us, except as a director and/or stockholder.

Role in Risk Oversight

As part of its general responsibility to manage our business, the Board of Directors has oversight responsibility with respect to risk management. The Board of Directors has delegated primary responsibility for risk oversight and the monitoring of our significant areas of risk to the Audit Committee. In accordance with its charter, the Audit Committee inquires of management and our independent registered accounting firm about significant risks or exposures to risks and discusses guidelines and policies to govern the steps management has taken to minimize these risks. The Audit Committee regularly reports the results of these inquiries and discussions to our Board of Directors.

Committees of the Board of Directors and Meetings

Meeting Attendance

Although we do not have any formal policy regarding director attendance at our annual meetings, we will attempt to schedule our annual meetings so that all of our directors can attend. The majority of our directors attended the 2012 Annual Meeting of Stockholders either in person or telephonically. During 2012, the Board of Directors met ten times. During the fiscal year ended December 31, 2012, all of our directors attended at least 75% of the meetings of the Board of Directors and committees of the Board of Directors on which they served.

Audit Committee

Our Audit Committee currently has two members, Peter H. Woodward and Daniel J. Phelps. Our Audit Committee’s role and responsibilities are set forth in a written charter and include the authority to retain and terminate the services of our independent registered public accounting firm, review annual financial statements, review quarterly financial statement, consider matters relating to accounting policy and internal controls and review the scope of annual audits. The Audit Committee met six times in 2012.

Each of Mr. Woodward and Mr. Phelps satisfies the current independence standards promulgated by the Securities and Exchange Commission and The NASDAQ Stock Market, LLC, as such standards apply specifically to members of audit committees. The Board has determined that each of Mr. Woodward and Mr. Phelps is an “audit committee financial expert,” as the Securities and Exchange Commission has defined that term in Item 407 of Regulation S-K. Please also see the report of the Audit Committee set forth elsewhere in this proxy statement.

A copy of the Audit Committee’s written charter is publicly available on our website at www.totalsitesolutions.com.

Compensation Committee

Our Compensation Committee currently has two members, Peter H. Woodward and Daniel J. Phelps. Our Compensation Committee reviews, approves and makes recommendations regarding our compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the Board of Directors are carried out and that such policies, practices and procedures contribute to our success. The Compensation Committee is responsible for the determination of the compensation of our Chief Executive Officer, President and Chief Operating Officer, and Chief Financial Officer and conducts its decision-making process with respect to their compensation without the Chief Executive Officer, President and Chief Operating Officer, and Chief Financial Officer present. Each of Mr. Woodward and Mr. Phelps qualifies as an independent director under the definition promulgated by The NASDAQ Stock Market, LLC. The Compensation Committee met two times in 2012.

The Compensation Committee has the responsibility to:

•	review, modify and approve our overall compensation strategy;
•	recommend to the Board of Directors the compensation and terms of employment of our executive officers, including Anthony Angelini, our Chief Executive Officer, Gerard J. Gallagher, our President and Chief Operating Officer, and Kenneth D. Schwarz, our Chief Financial Officer, and to evaluate their respective performance in light of relevant goals and objectives;
•	review and recommend to our Board of Directors the type and amount of compensation to be paid or awarded to the members of our Board of Directors;
•	recommend to our Board of Directors the adoption, amendment and termination of any bonus, equity and other deferred compensation plans;
•	administers all equity-based plans, including the 2006 Omnibus Incentive Compensation Plan;
•	determine appropriate insurance coverage for our executive officers and directors; and
•	review, discuss and assess its own performance at least annually.

Our Compensation Committee approves and makes recommendations to our Board of Directors with respect to the compensation for our executive officers (other than Mr. Angelini) with the advice of Mr. Angelini and/or one or more other executive officers designated by Mr. Angelini. Although the Compensation Committee receives information and recommendations regarding the design and level of compensation for the executive officers from management, the Compensation Committee makes the final recommendations to the Board of Directors as to the design and compensation levels for the executive officers. To the extent we enter into employment agreements with our executive officers, those agreements would be subject to negotiation between us and the applicable executive officer. The Compensation Committee did not engage a compensation consultant in 2012.

A copy of the Compensation Committee’s written charter is publicly available on our website at www.totalsitesolutions.com.

Nominations for Directors

We do not currently have a standing Nominating Committee. Our Board of Directors has determined that Mr. Woodward and Mr. Phelps, the independent members of the Board of Directors, adequately fulfill the obligations of a nominating committee without the need of incurring additional costs of committee meetings.

The Board of Directors considers recommendations of potential candidates from current directors, management and stockholders. Stockholders’ nominations for directors must be made in writing and must include the following information:

•	the name, age, business address, and residence address of the nominee;
•	the principal occupation or employment of the nominee;
•	the number of shares of our common stock that are beneficially owned by the nominee;
•	any other information relating to the nominee that is required to be disclosed in the solicitations for proxies for the election of directors under the rules and regulations of the Securities and Exchange Commission;
•	the name and record address of the stockholder making the nomination; and
•	the number of shares of common stock that are beneficially owned by the stockholder making the nomination.

Nominations by stockholders must be delivered to or mailed and received at our headquarters address listed below, and generally must be received no later than 60 days nor earlier than 90 days prior to the meeting. However, in the event that less than 75 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholders to be timely must be received no later than the close of business on the fifteenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs.

Secretary of Fortress International Group, Inc.
7226 Lee DeForest Drive, Suite 104
Columbia, Maryland 21046

If a vacancy were to occur on the Board of Directors or if the Board were to increase the number of directors, the Board of Directors would identify potential candidates to fill the vacancy. Although there are no specific qualifications and standards that must be met by a candidate or any specific qualities or skills that a candidate must possess, the Board of Directors would evaluate a candidate on a wide variety of factors. These factors include the candidate’s background and qualifications, diversity and business experience, and commitment to serving on the Board of Directors and its committees. It is preferable that candidates have a reputation for sound business judgment and integrity and inspire trust and confidence in the other directors. The Board of Directors does not have a formal policy regarding diversity in identifying candidates but rather considers diversity among the various factors relevant to any particular candidate.

Stockholder Communications to the Board

Stockholders who wish to address questions regarding our business directly with the Board of Directors, or any individual director, should direct his or her questions in writing to the Chairman of the Board of Directors at 7226 Lee DeForest Drive, Suite 104, Columbia, Maryland 21046. Communications will be distributed to the Board of Directors, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. Items that are unrelated to the duties and responsibilities of the Board of Directors may be excluded, such as:

•	junk mail and mass mailings,
•	resumes and other forms of job inquiries,
•	surveys, or
•	solicitations or advertisements.

In addition, any material that is unduly hostile, threatening, or illegal in nature may be excluded, provided that any communication that is filtered out will be made available to any outside director upon request.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table shows the total compensation paid or accrued during the last two fiscal years ended December 31, 2012 and 2011 to (1) our Chief Executive Officer, (2) our President and Chief Operating Officer, (3) our Chief Financial Officer, (4) our former Chief Executive Officer, (5) our former Chief Financial Officer, and (6) our Vice-Chairman (collectively, the “named executive officers”).

Name and Principal Position(s)	Year	Salary	Bonus	Stock Awards(1)	Option Awards(2)	Other Compensation		Total
Anthony Angelini(3) Chief Executive Officer	2012	$316,006		$237,500	$281,250	$83,250	(4)	$918,006
Gerard J. Gallagher President and Chief Operating Officer	2012	96,993				98,851	(5)	195,844
	2011	205,013	$40,000			113,686		358,699
Kenneth D. Schwarz(6) Chief Financial Officer	2012	64,693			135,164			199,857

Thomas P. Rosato(7) Former Chief Executive Officer	2012	31,687						31,687
	2011	$215,053	40,000			668		255,721
Timothy C. Dec(8) Former Chief Financial Officer	2012	173,077			55,500	54,078	(9)	282,655
	2011	228,537	40,000			2,923		271,460
Harvey L. Weiss Vice-Chairman	2012	154,549						154,549
	2011	88,651				350		89,001

(1)	Amounts shown are the aggregate grant date fair value of restricted stock awards. The grant date fair value of the award is based on the closing price per share of our common stock on the grant date.
(2)	Amounts shown are the aggregate grant date fair value of the stock options granted during 2012. These amounts were estimated using the valuation models described in Note 9 to the Consolidated Financial Statements included in the 2012 Annual Report on Form 10-K.
(3)	Mr. Angelini became our Chief Executive Officer on January 3, 2012. As described below, we paid Mr. Angelini’s consulting firm $112,500 in consulting fees during 2011.
(4)	Amount includes $39,731 of commuting expenses and $43,519 in tax reimbursement payments.
(5)	Amount represents interest paid to Mr. Gallagher under a promissory note held by Mr. Gallagher.
(6)	Mr. Schwarz became our Chief Financial Officer on September 27, 2012.
(7)	Mr. Rosato resigned as our Chief Executive Officer on January 3, 2012. Effective March 28, 2012, Mr. Rosato resigned as the Chairman of our Board of Directors and as a director.
(8)	Mr. Dec resigned as our Chief Executive Officer on September 27, 2012.
(9)	Includes $51,923 paid as severance under a separation agreement with Mr. Dec.

Outstanding Equity Awards at 2012 Fiscal Year End

The following table provides information about all equity compensation awards held by the named executive officers at December 31, 2012.

	Option Awards						Stock Awards
Name	Number of securities underlying unexercised options (#) unexercisable		Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)		Option exercise price ($)(1)	Option Expiration Date	Number of shares or units of stock that have not vested (#)		Market value of share or units of stock that have not vested(2) ($)
Anthony Angelini			750,000	(3)	0.45	4/30/2022	250,000	(4)	$120,000
Kenneth D. Schwarz	100,000	(5)	250,000	(6)	0.46	9/26/2022

(1)	Equal to the average of the high and low bid prices for our common stock reported daily on the OTCQB marketplace during the 20 trading days following the grant date.
(2)	Represents the value of the restricted stock based on a closing price of $0.48 per share of common stock on the OTCQB marketplace on December 31, 2012.
(3)	These options become exercisable in installments when the fair market value of our common stock is at least a specified amount for 20 consecutive business day as described below:

Amount	Fair Market Value
125,000	$1.50
125,000	2.00
125,000	2.50
125,000	3.00
125,000	3.50
125,000	4.00

Other than options to purchase 250,000 shares of our common stock that become exercisable when the fair market value of our common stock is $3.50 and $4.00 per share for 20 consecutive business days, these options become immediately exercisable upon the termination of Mr. Angelini’s employment by us for Cause (as defined in his employment agreement), by Mr. Angelini for Good Reason (as defined in his employment agreement), or upon his death or disability, provided that the fair market value of our common stock is at least $1.00 for five trading days between the grant date and the date Mr. Angelini’s employment is terminated.

(4)	Represents an award of 250,000 restricted shares of our common stock granted to Mr. Angelini in accordance with the employment agreement, dated January 3, 2012, between Mr. Angelini and us. Subject to the following sentence, Mr. Angelini will forfeit these shares upon the termination of his employment with us. These restricted shares will vest and no longer be subject to forfeiture upon (a) a Change in Control of the Corporation (as defined in the employment agreement), (b) the termination of Mr. Angelini’s employment due to his death or disability, (c) the termination of his employment by us other than for Cause, (d) the termination of his employment by Mr. Angelini for a Good Reason, or (e) the first anniversary of the grant date with respect to 83,334 shares, the second anniversary of the grant date with respect to 83,333 shares, and the third anniversary of the grant date with respect to 83,334 shares.
(5)	Become exercisable in three equal annual installments on September 27, 2013, 2014, and 2015.
(6)	Option with respect to (a) 100,000 shares becomes exercisable when the fair market value of ours common stock is at least $1.00 for 20 consecutive business days, (b) 100,000 shares become exercisable when the fair market value of our common stock is at least $1.50 for 20 consecutive business days, and (c) 50,000 shares become exercisable when the fair market value of our common stock is at least $2.00 for 20 consecutive business days.

Equity Compensation Plan Information

The following table provides certain aggregate information with respect to the company’s equity compensation plan in effect as of December 31, 2012.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plan approved by security holders(1)	1,600,000	$.45	693,940
Equity compensation plan not approved by security holders(2)	350,000	.46	-0-

(1)	Represents awards granted under the 2006 Omnibus Incentive Compensation Plan.
(2)	Represents options granted to Mr. Schwarz in connection with him becoming our Chief Financial Officer on September 27, 2012.

Retirement Plans

We have a tax qualified 401(k) plan designed to assist our eligible officers and employees in providing for their retirement. We do not match employee contributions to the plan. In 2011, we made a $20,000 discretionary contribution in the plan that was allocated among participating employees on a pro rata basis.

Employment Agreements

Employment Agreement with Anthony Angelini

On January 3, 2012, we entered into an employment agreement with Mr. Angelini. Under that employment agreement, Mr. Angelini’s annual base salary was $250,000 and he is eligible to receive a bonus in an amount and on terms established by our Board of Directors. On March 14, 2012, that employment agreement was amended to increase Mr. Angelini’s base salary to $350,000. Mr. Angelini is entitled to receive vacation, health insurance, and other benefits generally made available to our other executives and reimbursement for reasonable, out-of-pocket expenses actually incurred by him relating to travel to our headquarters in Columbia, Maryland. If we terminate Mr. Angelini’s employment other than for “Cause” (as defined in the employment agreement), Mr. Angelini terminates his employment for a “Good Reason” (as defined in the employment agreement), or his employment is terminated by reason of his death or disability, we will pay Mr. Angelini a lump sum payment equal to his then current base salary.

Employment Agreement with Gerard J. Gallagher

On January 19, 2007, we entered into an employment agreement with Gerard J. Gallagher, which was subsequently amended on August 26, 2008, February 28, 2010, and March 14, 2012. Pursuant to the employment agreement, Mr. Gallagher agreed to serve as our President and Chief Operating Officer. Mr. Gallagher’s current base compensation is $75,000, and his base salary automatically increased to $175,000 effective January 1, 2013. Mr. Gallagher is also eligible to receive an annual bonus of up to 50% of his then applicable base compensation (the amount of the bonus and the criteria for the bonus to be determined by our Board of Directors). In addition to base compensation and eligibility for a bonus, Mr. Gallagher is entitled to receive vacation, health insurance and other benefits as generally made available to our other executives. If we terminate Mr. Gallagher’s employment for reasons other than “Cause” or Mr. Gallagher terminates his employment for “Good Reason” (as those terms are defined in the employment agreement), Mr. Gallagher is entitled to receive amounts equal to his base compensation (as and on the terms otherwise payable) and a portion of any elected COBRA coverage for twelve months from the date of termination.

Employment Agreement with Kenneth D. Schwarz

On September 27, 2012, we entered into an employment agreement with Mr. Schwarz. Under that employment agreement, Mr. Schwarz’s annual base salary is $275,000, and he is eligible to receive a bonus in an amount and on terms established by our Board of Directors. Mr. Schwarz is entitled to receive vacation, health insurance, and other benefits generally made available to our other executives. If we terminate Mr. Schwarz’s employment other than for “Cause” (as defined in the employment agreement) or Mr. Schwarz terminates his employment for a “Good Reason” (as defined in the employment agreement), we will continue paying Mr. Schwarz his base salary commencing on the date of termination and ending (a) six (6) months from the date of termination if the termination of employment occurs prior to January 1, 2015, (b) twelve (12) months from the date of termination if the termination of employment occurs on or after January 1, 2015, or (c) twelve (12) months from the date of termination if the termination of employment is terminated pursuant to a Change in Control of the Company (as defined in the employment agreement) that occurs on or after January 1, 2014.

Employment Agreement with Harvey L. Weiss

On November 9, 2011, we entered into a letter agreement with Harvey L. Weiss, pursuant to which, among other things, the employment agreement between Mr. Weiss and us terminated effective as of January 19, 2012. The letter agreement provides that, effective January 19, 2012, Mr. Weiss (a) is employed by us on an “at will” basis, (b) continues to serve as the Vice Chairman of our Board of Directors, (c) is paid an annual base salary at the rate of $45,000, (d) is eligible to receive annual equity grants in the form and amount granted to our other non-employee directors (subject to the approval of our Board of Directors), and (e) continues to participate in our benefit plans. On January 20, 2012, Mr. Weiss agreed in an amendment to that letter agreement to provide additional services to us on a discrete project basis during each calendar quarter as directed and identified by our Chief Executive Officer. If Mr. Weiss provides such services during a calendar quarter, Mr. Weiss will receive $15,000 in additional compensation per calendar quarter, less applicable withholdings. On July 25, 2012, Mr. Weiss agreed to provide additional services during the third quarter of 2012 and received additional payments of $30,000 as compensation for these services. Mr. Weiss was also entitled to receive, at the sole discretion of our Chief Executive Officer, an additional amount of $15,000. Mr. Weiss received this payment and another payment of $15,000 for additional services he provided to us during the fourth quarter of 2012.

Resignation of Thomas P. Rosato

Effective March 28, 2012, Thomas P. Rosato, our former Chief Executive Officer, resigned as Chairman and from our Board of Directors following the completion of the three-month advisory agreement he signed in conjunction with Anthony Angelini’s appointment as Chief Executive Officer on January 3, 2012. In connection with Mr. Rosato’s resignation as Chairman and from our Board of Directors, he entered into an agreement with us. Under the terms of that agreement, Mr. Rosato agreed to comply with non-competition, non-solicitation, and notification requirement provisions during the period ending June 30, 2013. Additionally, during that period, Mr. Rosato will (a) vote all of our voting securities held by him consistent with the recommendations of our Board of Directors with respect to all matters, (b) not transfer any shares of our common stock that he owns without our prior written consent, and (c) not purchase, acquire or beneficially own any additional shares of our securities, provided, however, that he has a preemptive right to purchase certain new securities issued by us. Mr. Rosato is prohibited from disclosing any confidential information without our prior written consent, and neither we nor Mr. Rosato will make any disparaging statements about the other party. The agreement contained a mutual waiver and release from any potential claims of liability arising prior to March 28, 2012.

Resignation of Timothy C. Dec

Effective September 27, 2012, Timothy C. Dec resigned as Chief Financial Officer. In connection with his resignation, Mr. Dec entered into a separation from employment agreement and release with us. Under that separation agreement, Mr. Dec is entitled to severance payments in the aggregate amount of $235,000 payable during the twelve (12) months following his resignation and the 150,000 shares of restricted stock held by Mr. Dec immediately vested and were no longer subject to forfeiture. Mr. Dec agreed to provide transitional support to enable the orderly transfer of pending work to other executives and to make himself reasonably available to us until December 31, 2012. Mr. Dec did not receive any compensation for these services.

Director Compensation

We compensate each of our non-employee directors an annual retainer of $45,000. Prior to March 14, 2012, the Chairman of our Board of Directors received an annual retainer of $40,000, the Chairman of the Audit Committee received an annual retainer of $20,000, and the Chairman of the Compensation Committee received an annual retainer of $10,000.

On January 3, 2012, Messrs. John Morton, III, William L. Jews, and Asa Hutchinson resigned from our Board of Directors. Mr. Morton agreed to provide consulting services to our Board of Directors through the first quarter of 2012 for a fee of $7,083.33 per month. Mr. Morton also received 5,000 shares of our common stock in connection with this arrangement.

Effective March 14, 2012, we decreased the annual retainer payable to the Chairman of our Board of Directors to $25,000, decreased the annual retainer payable to the Chairman of the Audit Committee to $10,000, and reduced the annual retainer payable to the Chairman of the Compensation Committee to $5,000. Further, non-employee directors are entitled to receive options to purchase 150,000 shares of our common stock. These options vest over a three-year period.

We also reimburse our directors for travel, lodging and other reasonable out-of-pocket expenses in connection with the attendance at Board, committees, and stockholder meetings, as well as for other reasonable expenses related to service on the Board. We do not maintain any pension, nonqualified defined contribution or other deferred compensation plans for our non-employee directors. The following table summarizes compensation earned by our non-employee directors during fiscal year 2012.

Name	Fees earned or paid in cash ($)	Stock Awards ($)		Option Awards(1) ($)	All other compensation		Total ($)
Peter H. Woodward	$82,500			$46,500			$129,000
Daniel J. Phelps	11,250			50,454			61,704
John Morton, III	6,750	$2,000	(2)		$21,250	(3)	30,000
William L. Jews	3,000						3,000
Asa Hutchinson	3,000						3,000

(1)	Amounts shown are the aggregate grant date fair value of the stock options granted during 2012. These amounts were estimated using the valuation models described in Note 9 to the Consolidated Financial Statements included in the 2012 Annual Report on Form 10-K.
(2)	Represents the value of the shares of common stock paid to Mr. Morton under his consulting agreement.
(3)	Represents the consulting fees payable to Mr. Morton under his consulting agreement.

REPORT OF AUDIT COMMITTEE

The Audit Committee of the Board of Directors, which consists entirely of directors who meet the independence and experience requirements of The NASDAQ Stock Market, has furnished the following report:

The Audit Committee assists the Board of Directors in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This committee’s role and responsibilities are set forth in a charter adopted by the Board of Directors, which is available on our website at www.totalsitesolutions.com. This committee reviews and reassesses our charter annually and recommends any changes to the Board of Directors for approval. The Audit Committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of our independent registered public accounting firm. In fulfilling its responsibilities for the financial statements for the fiscal year ended December 31, 2012, the Audit Committee took the following actions:

•	Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2012 with management and Grant Thornton LLP, our independent registered public accounting firm;
•	Discussed with Grant Thornton LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, relating to the conduct of the audit; and
•	Received written disclosures and the letter from Grant Thornton LLP regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton LLP communications with the Audit Committee and the Audit Committee further discussed with Grant Thornton LLP their independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and Grant Thornton LLP, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 for filing with the SEC.

Members of the Audit Committee:

Peter H. Woodward (Chairman)

Daniel J. Phelps

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our executive officers, directors and 10% stockholders are required under Section 16(a) of the Securities Exchange Act of 1934, as amended, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Copies of these reports must also be furnished to us. Based solely on our review of copies of reports furnished to us, or written representations that no reports were required, we believe that during 2012 our executive officers, directors and 10% stockholders complied with all filing requirements of Section 16(a) in a timely manner.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Certain Relationships

On September 12, 2011, we retained Mr. Angelini’s consulting firm to provide consulting services relating to strategic planning and business development. Under that arrangement, we paid Mr. Angelini’s consulting firm an aggregate of $112,500 for fees earned in 2011.

As indicated above, Mr. Woodward is the Founder and President of MHW Capital Management, a private investment firm that takes concentrated positions in micro-cap turnaround companies, with a focus on the technology sector. Since September 2007, MHW Capital Management has, from time to time, utilized the services of Mr. Angelini to evaluate potential investments by MHW Capital Management. During this period, Mr. Angelini invested personal funds as a limited partner in a fund managed by MHW Capital Management, which did not charge Mr. Angelini any management fees related to Mr. Angelini’s status as a limited partner in that fund. MHW Capital Management no longer manages any personal funds of Mr. Angelini.

Related Party Transactions

Our Audit Committee in accordance with its written charter reviews and approves in advance all related party transactions greater than $25,000 and follows a pre-approved process for contracts with a related party for less than $25,000.

We participate in transactions with the following entities affiliated through common ownership and management. The Audit Committee of the Board reviewed and approved in advance all of these related party transactions in accordance with its written charter.

S3 Integration, L.L.C. (S3 Integration) is 15% owned by Thomas P. Rosato, our former Chief Executive Officer, a former member of our Board of Directors, and the holder of approximately 12.2% of our outstanding common stock. On December 31, 2011, Gerard J. Gallagher, our Chief Operating Officer and a member of our Board of Directors, sold his 15% interest in S3 Integration, reducing his ownership to zero, in exchange for a $60,000 promissory note with a two year repayment schedule. S3 Integration provides commercial security systems design and installation services as a subcontractor to us.

Chesapeake Mission Critical, L.L.C. (Chesapeake MC) is 10.32% owned by Mr. Rosato. Additionally, Chesapeake MC owes approximately $0.5 million to Mr. Rosato. Additionally, Mr. Rosato is entitled to certain contingent payments not to exceed $500,000 in the event of a liquidation or sale of the business. On November 4, 2011, Mr. Gallagher sold his 9% interest in Chesapeake MC, reducing his ownership to zero. Chesapeake MC is a manufacturers’ representative reselling and servicing mechanical and electrical equipment from original equipment manufacturers.

CTS Services, LLC (CTS) is 9% owned by Mr. Rosato. CTS is a mechanical contractor that acts as our subcontractor for certain projects. In addition, CTS utilizes us as a subcontractor on projects as needed. Mr. Rosato also holds a note payable over ten years that has a balance of $2.8 million at December 31, 2012. CTS is a mechanical and electrical contractor that specializes in commercial buildings and mission critical facilities.

Telco P&C, LLC (Telco P&C) is 12% owned by Mr. Rosato, who received approximately $78,000 per year from Telco P&C through 2012. Telco P&C is a specialty electrical installation company that acts as our subcontractor. We have also acted as a subcontractor to Telco P&C as needed.

TPR Group Re Three, LLC (TPR Group Re Three) is 50% owned by each of Mr. Rosato and Mr. Gallagher. TPR Group Re Three leases office space to us under the terms of a real property lease to TSS/Vortech. The original lease term expired at December 31, 2011. Prior to expiration, the lease was renegotiated to a full service lease, excluding utilities, at $24 per square foot or an aggregate annual rate of $0.3 million, representing an annual reduction of approximately $0.2 million. The lease is cancellable by either us or TPR Group Re Three with six months written notice. We obtained an independent appraisal of the original lease, which determined the lease to be at fair value.

Chesapeake Tower Systems, Inc. was owned 100% by Mr. Rosato and assigned its rights and obligations under our lease for certain office and warehouse space to RF Realty Investments, LLC (“RF Realty”) on October 1, 2011. RF Realty is owned by Mr. Rosato and his family. We obtained an independent appraisal of the lease, which determined the lease to be at fair value.

eSite Systems, LLC (eSite) is a limited liability company formed June 1, 2011 into which Mr. Rosato invested $0.8 million. eSite is a manufacturers’ representative reselling and servicing mechanical and electrical equipment from original equipment manufacturers. We have not entered into any contracts with the related entity greater than $25,000 to date. We received a contract for approximately $745,000 from a customer that has contracted to purchase equipment from eSite. In addition, Mr. Rosato provided this customer with a loan in an amount up to $650,000 to purchase that equipment.

The following tables set forth transactions that we have entered into with the above related parties for the years ended December 31, 2012 and 2011. It should be noted that revenue represents amounts earned on contracts with related parties under which we provide services and cost of revenue represents costs incurred in connection with related parties which provide services to us on contracts for our customers. Accordingly, a direct relationship to the revenue and cost of revenue information below by our company should not be expected.

	Twelve Months Ended December 31, 2012	Twelve Months Ended December 31, 2011
Revenue
Telco P&C, LLC	$24,026	$354,831
Chesapeake Mission Critical, LLC	—	309,581
Total	$24,026	$664,412
Cost of Revenue
CTS Services, LLC	$57,835	$17,413
Chesapeake Mission Critical, LLC	116,017	73,391
S3 Integration, LLC	10,229	60,009
Total	$184,081	$150,813
Selling, general and administrative
Office rent paid to RF Realty Investments	$151,992	$159,251
Office rent paid to TPR Group Re Three, LLC	278,657	428,197
Total	$430,649	$587,448

	December 31, 2012	December 31, 2011
Accounts receivable/(payable):
CTS Services, LLC	$1,400	$7,155
CTS Services, LLC	—	(1,400)
Chesapeake Mission Critical, LLC	—	154
Telco P&C, LLC	3,960	36,l33
Total Accounts receivable	$5,360	$43,442
Total Accounts (payable)	$—	$(1,400)

PROPOSALS TO BE VOTED UPON BY STOCKHOLDERS

ELECTION OF DIRECTORS

(Notice Item 1)

Our Board of Directors has nominated Anthony Angelini for election at the 2013 Annual Meeting of Stockholders for a term of three years to serve until the 2016 Annual Meeting of Stockholders, and until his successor has been elected and qualified, or until his earlier death, resignation or removal.

The Board of Directors currently consists of five members, classified into three classes as follows:

•	Messrs. Anthony Angelini and Harvey L. Weiss constitute a class with a term ending at the 2013 Annual Meeting of Stockholders;
•	Messrs. Peter H. Woodward and Daniel J. Phelps constitute a class with a term ending at the 2014 Annual Meeting of Stockholders; and
•	Mr. Gerard J. Gallagher constitutes a class with a term ending at the 2015 Annual Meeting of Stockholders.

At each Annual Meeting of Stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.

Mr. Weiss has informed us that he will not stand for reelection to our Board of Directors and will resign effective immediately following the 2013 Annual Meeting of Stockholders. The Board of Directors has nominated Mr. Angelini for election at the 2013 Annual Meeting of Stockholders for a term of three years to serve until the 2016 Annual Meeting of Stockholders, and until his respective successor is elected and qualified, or until his earlier death, resignation or removal. The Class III directors, Messrs. Woodward and Phelps, and the Class I director, Mr. Gallagher, will serve until the Annual Meetings of Stockholders to be held in 2014 and 2015, respectively, and until their respective successors have been elected and qualified, or until their earlier death, resignation or removal. As described below, our stockholders are being asked to approve an amendment to our Certificate of Incorporation to declassify our Board of Directors by eliminating its three classes and to provide for an annual election of directors. In order to effectuate the immediate declassification of our Board of Directors at the 2014 Annual Meeting of Stockholders, each of Messrs. Gallagher and Angelini has submitted a resignation letter so that his term will expire at the 2014 Annual Meeting of Stockholders, but only if the proposed amendment to our Certificate of Incorporation to declassify our Board of Directors is approved by our stockholders.

Unless authority to vote for any of these nominees is withheld, the shares represented by the enclosed proxy will be voted FOR the election of Mr. Angelini. If Mr. Angelini becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in his place. We have no reason to believe that Mr. Angelini will be unable or unwilling to serve as a director.

A plurality of the shares voted affirmatively at the annual meeting is required to elect the nominee as a director.

THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF MR. ANTHONY ANGELINI AS A DIRECTOR, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

AMENDMENT TO CERTIFICATE OF INCORPORATION

TO CHANGE OUR CORPORATE NAME

(Notice Item 2)

The purpose of the proposed amendment to our Certificate of Incorporation is to change our corporate name to “TSS, Inc.” If approved, our Certificate of Incorporation would be amended as set forth in Appendix A to this proxy statement (which also includes the changes to our Certificate of Incorporation if the proposal to declassify our Board of Directors is approved).

Our primary operations and market brand name are recognized, and have been recognized for many years, as “TSS” or “Total Site Solutions.” The change in name will eliminate the confusion that we believe currently exists in our markets as we sell and deliver our services. We believe this change will clarify us in the marketplace and enable us to strengthen the brand name associated with our services.

The change in our corporate name will not affect in any way the validity or transferability of stock certificates outstanding, our capital structure or the trading of our stock on the OTCQB marketplace. It will not be necessary for stockholders to surrender their existing stock certificates for purposes of the proposed change in our corporate name. Instead, when certificates are presented for transfer, new certificates bearing the name “TSS, Inc.” will be issued. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Currently our common stock is quoted on the OTCQB marketplace under the symbol “FIGI.” It is anticipated that the common stock will trade under a new symbol following the proposed name change. A new CUSIP number will also be assigned to the common stock following the proposed name change, if the stockholders approve the name change.

The affirmative vote of the holders of at least 66 2/3% of our capital stock entitled to vote generally in the election of directors, voting as a single class, is required to approve the amendment to our Certificate of Incorporation. Stockholders have no dissenters’ appraisal rights under the General Corporation Law of the State of Delaware, our Certificate of Incorporation or our bylaws in connection with the proposed name change. If the proposed amendment is approved by the stockholders at the 2013 Annual Meeting of Stockholders, we will cause a Certificate of Amendment to our Second Amended and Restated Certificate of Incorporation to be filed with the Secretary of State of the State of Delaware. We expect that such filing would be made promptly following the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF THE CORPORATION TO CHANGE OUR CORPOATE NAME, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH AMENDMENT UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

AMENDMENT TO CERTIFICATE OF INCORPORATION

TO DECLASSIFY OUR BOARD OF DIRECTORS

(Notice Item 3)

The stockholders are being asked to approve a proposed amendment to our Certificate of Incorporation to declassify our Board of Directors by eliminating its three classes and to provide for the annual election of directors commencing at the 2014 Annual Meeting of Stockholders. Our Board of Directors has adopted a resolution setting forth the proposed amendment, declaring its advisability and directing that the proposed amendment be submitted to our stockholders for their consideration and approval at the 2013 Annual Meeting of Stockholders. The full text of the proposed amendment is attached to the proxy statement as Appendix A (which also includes the proposed changes to our Certificate of Incorporation if the proposal to change our corporate name is approved).

Our Board of Directors has determined that, after careful consideration, it is in the best interests of the company and our stockholders to amend our Certificate of Incorporation to provide for the declassification of the Board of Directors. Our Certificate of Incorporation currently provides for our Board of Directors to be classified into three classes of directors with only one class of directors appointed annually and each class elected to a three-year term.

Historically, our Board of Directors felt that our classified structure was advantageous in that it allowed for continuity and stability in the pursuit of our business, enhanced the independence of our directors, and afforded us certain protections against hostile takeovers. The Board of Directors recognized these advantages but concluded that they were outweighed by the advantages of the stockholders’ ability to evaluate all directors annually and of the adoption of a structure that is considered by many investors and others to be a “best practice” in corporate governance. After our Board of Directors carefully reviewed all available information and assessed the various considerations, it decided that the immediate declassification of the board was in the best interests of our company and its stockholders. Consequently, our Board of Directors recommends that our stockholders vote to amend our Certificate of Incorporation, eliminate our Board of Director’s classified structure, and provide for the annual election of all directors.

In order to effect the immediate declassification of the Board of Directors at the 2014 Annual Meeting of Stockholders, directors whose terms would not yet have expired at the 2014 Annual Meeting of Stockholders (because they were elected for three-year terms while the Board was classified) have submitted resignations so that each such director’s term will expire at the 2014 Annual Meeting of Stockholders, but only if certain conditions are satisfied, including that the proposed amendment receives stockholder approval. In addition, our Board of Directors will make conforming changes to our Amended and Restated Bylaws to eliminate references to the classification of the Board of Directors, contingent upon and effective immediately following the approval of the proposed amendment by the stockholders. If the proposed amendment is not approved, our Board of Directors will remain classified.

The affirmative vote of the holders of at least 66 2/3% of our capital stock entitled to vote generally in the election of directors, voting as a single class, is required to approve the amendment to our Certificate of Incorporation. Stockholders have no dissenters’ appraisal rights under the General Corporation Law of the State of Delaware, our Certificate of Incorporation or our bylaws in connection with the proposed name change. If the proposed amendment is approved by the stockholders at the 2013 Annual Meeting of Stockholders, we will cause a Certificate of Amendment to our Second Amended and Restated Certificate of Incorporation to be filed with the Secretary of State of the State of Delaware. We expect that such filing would be made promptly following the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF THE CORPORATION TO DECLASSIFY OUR BOAR OF DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH AMENDMENT UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

ADVISORY VOTE ON EXECUTIVE COMPENSATION

(Notice Item 4)

We are providing our stockholders a vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed under the caption “Executive Officer and Director Compensation” above. Our executive compensation program is designed to attract, motivate, and retain our executive officers, who are critical to our success. Under this program, our named executive officers are rewarded for the achievement of our near-term and longer-term financial and strategic goals and for driving corporate financial performance and stability. The program contains elements of cash and equity-based compensation and is designed to align the interests of our executives with those of our stockholders.

The Board of Directors is asking our stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation but rather the overall compensation of our named executive officers. Accordingly, the Board of Directors is asking our stockholders to vote “FOR” the following resolution at the 2013 Annual Meeting of Stockholders:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the named executive officers as disclosed in accordance with compensation disclosure rules of the Securities and Exchange Commission, including the disclosure in the compensation tables and accompanying narrative disclosure contained in the Proxy Statement relating to the 2013 Annual Meeting of Stockholders.”

The say-on-pay vote is advisory, and therefore not binding on the company, the Board of Directors, or the Compensation Committee. Our Board of Directors and our Compensation Committee value the opinions of our stockholders, will consider the results of the vote on this advisory resolution, and will evaluate whether any actions are warranted to address those results.

THE BOARD OF DIRECTORS RECOMMENDS THE APPROVAL OF THE RESOLUTION SET FORTH ABOVE APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

FREQUENCY OF THE VOTE ON EXEUCTIVE COMPENSATION

(Notice Item 5)

The Board of Directors is also seeking the preference of our stockholders, on an advisory (non-binding) basis, with respect to the frequency of future votes on the compensation of our named executive officers. This advisory “frequency” vote is required at least once every six years beginning with our 2013 Annual Meeting of Stockholders.

This proposal affords our stockholders the opportunity to cast an advisory vote on how often we should include a say-on-pay vote in our proxy materials for future annual meetings of stockholders (or special meetings of stockholders for which we must include executive compensation information in the proxy statement for that meeting). Under this proposal, our stockholders may vote to have the say-on-pay vote every year, every two years or every three years, or may choose to abstain from voting. Stockholders are not voting to approve or disapprove the Board’s recommendation.

The Board of Directors believes that the say-on-pay vote should be conducted every three years to provide the Compensation Committee the time to respond thoughtfully to the sentiments of our stockholders and implement any necessary changes. The Compensation Committee carefully reviews changes to our executive compensation program to maintain the consistency and credibility of the program, which is important in motivating and retaining the highly talented and results-oriented executives who are critical to our long-term success and growth. The Board of Directors believes that a triennial vote is an appropriate frequency to allow the Compensation Committee sufficient time to thoughtfully consider their input of our stockholders, implement any appropriate changes to the our executive compensation program, and assess the results of these changes.

The option of one year, two years or three years that receives the highest number of votes cast by our stockholders will be the frequency for the stockholder advisory vote on the compensation of our named executive officers that will be considered to be preferred by our stockholders. However, because this vote is not binding on the Board of Directors, the Board of Directors may decide, either now or in the future, that it is in our best interests and the best interests of our stockholders to hold a stockholder advisory vote on the compensation of our named executive officers more or less frequently than the preference indicated by this vote, including, for example, due to changes in executive compensation policies, practices and plans or discussions with stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THE OPTION “EVERY THREE YEARS” FOR THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Notice Item 6)

The Audit Committee has appointed Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2013. The Board proposes that the stockholders ratify the appointment. Grant Thornton audited our financial statements for the fiscal years ended December 31, 2012, and 2011. We expect that representatives of Grant Thornton will be present at the meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

The following table presents fees for professional audit services rendered by Grant Thornton for the audit of our annual financial statements for the years ended December 31, 2012, and 2011, respectively, and fees billed for other services rendered by Grant Thornton during those periods.

Audit and Non-Audit Fees

	2012	2011
Audit fees	$284,629	$256,613
Audit-related fees	19,950	19,950
Tax fees	—	—
Total	$304,579	$273,563

Audit Fees

Audit fees consisted of professional services rendered by Grant Thornton for the audit of the annual consolidated financial statements included in our Annual Report on Form 10-K, for the reviews of the consolidated quarterly financial statements included in our Forms 10-Q and assistance and review of such documents filed with the SEC.

Audit-Related Fees

Audit-related fees consisted principally of fees for professional services associated with the audits of our 401(k) plan. In each of 2012 and 2011, we paid Grant Thornton $19,950 in connection with the audit of our 401(k) plan.

Tax Fees

Tax fees would consist of professional services provided associated with tax compliance, tax planning and tax advice. We have paid $-0- to our principal auditor for tax compliance or consultation in each of 2012 and 2011.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-audit Services of Independent Registered Public Accounting Firm

Consistent with policies of the Securities and Exchange Commission regarding auditor independence, the Audit Committee has responsibility, pursuant to its written charter, for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. The Audit Committee’s policy is to approve all audit and non-audit services provided by our independent registered public accounting firm prior to the commencement of the services using a combination of pre-approvals for certain engagements up to predetermined dollar thresholds in accordance with the pre-approval policy and specific approvals for certain engagements on a case-by-case basis. The Audit Committee has delegated authority to the committee’s chairman to pre-approve between committee meetings those services that have not already been pre-approved by the committee. The chairman of the Audit Committee is required to report any such pre-approval decisions to the full committee at its next scheduled meeting.

Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm. The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

The affirmative vote of a majority of the shares present or represented and entitled to vote at the annual meeting is required to ratify the appointment of the independent registered public accounting firm. If the stockholders do not ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm, the Audit Committee will reconsider its appointment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO RATIFY THE SELECTION OF GRANT THORNTON LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

CODE OF CONDUCT AND ETHICS

We have adopted a code of ethics that applies to all of our employees, including our chief executive officer and chief financial and accounting officers. The text of the code of conduct and ethics is posted on our website at www.totalsitesolutions.com. The code of ethics is also available to stockholders, without charge, upon request in writing to our Secretary at 7226 Lee DeForest Drive, Suite 104, Columbia, Maryland 21046. Disclosure regarding any amendments to, or waivers from, provisions of the code of ethics that apply to our directors, principal executive and financial officers will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver.

OTHER MATTERS

The Board of Directors knows of no other business that will be presented to the 2013 Annual Meeting of Stockholders. If any other business is properly brought before the 2013 Annual Meeting of Stockholders, proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended for inclusion in the proxy statement relating to our 2014 Annual Meeting of Stockholders to be furnished to all stockholders entitled to vote at our next annual meeting must be received at our principal executive offices no later than December 27, 2013 provided, however, that in the event that we hold our 2014 Annual Meeting of Stockholders more than 30 days before or after the one-year anniversary date of the 2013 Annual Meeting of Stockholders, we will disclose the new deadline by which stockholders proposals must be received in our Quarterly Report on Form 10-Q. In addition, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended. In accordance with our Amended and Restated Bylaws, to be considered for inclusion in the proxy statement relating to our Annual Meeting of Stockholders to be held in 2014, stockholder proposals must be delivered to or mailed and received at our principal executive offices not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 75 days’ notice or prior public disclosure of the date of the meeting is given or made to the stockholders, notice by the stockholder to be timely must be so received no later than the close of business on the fifteenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Proposals received after that date will not be voted on at the annual meeting. If a proposal is received before that date, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All stockholder proposals should be marked for the attention of Chief Executive Officer, Fortress International Group, Inc., 7226 Lee DeForest Drive, Suite 104, Columbia, Maryland 21046.

COLUMBIA, MARYLAND

April 26, 2013

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 (other than exhibits thereto) filed with the SEC, which provides additional information about us, is available on the Internet at www.totalsitesolutions.com and is available in printed copy to beneficial owners of our common stock without charge upon written request to Kenneth D. Schwarz, Chief Financial Officer, Fortress International Group, Inc., 7226 Lee DeForest Drive, Suite 104, Columbia, Maryland 21046. Exhibits will be provided upon written request and payment of an appropriate processing fee.

Appendix A

CERTIFICATE OF AMENDMENT
OF
SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
FORTRESS INTERNATIONAL GROUP, INC.

Fortress International Group, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

FIRST: The Second Amended and Restated Certificate of Incorporation of the Corporation, as heretofore amended (the “Certificate of Incorporation”), is hereby further amended by deleting Article FIRST thereof in its entirety and the following is substituted in lieu thereof:

“FIRST: Name. The name of this corporation is TSS, Inc. (the “Corporation”).”

SECOND: The Certificate of Incorporation is hereby further amended by deleting Section 7.1 of Article SEVENTH thereof in its entirety and the following is substituted in lieu thereof:

“Section 7.1. Classification, Election and Term of Office of Directors.  The directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall, until the annual meeting of stockholders to be held in 2013, be classified with respect to the time for which they severally hold office into three classes, as nearly equal in number as possible.

At the first election of directors by the incorporator, the incorporator shall elect a director for a term expiring at the Corporation’s third annual meeting of stockholders. That director shall then elect additional directors to serve in the other classes of directors with terms expiring at the first and second annual meetings of stockholders. At each succeeding annual meeting of stockholders successors to the class of directors whose terms expires at that meeting shall be elected by plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election, subject, however, to their prior death, resignation or removal from office as provided by law. Any director elected to fill a vacancy, whether resulting from an increase in the number of directors or otherwise, shall hold office for a term expiring at the next annual meeting of stockholders. No decrease in the number of directors shall change the term of any director in office at the time of such decrease.

Notwithstanding the foregoing, effective immediately prior to the commencement of the annual meeting of stockholders held in 2013, the division of the directors into three classes and the preceding provisions of this Section 7.1 shall terminate and be of no further force or effect, and at each annual meeting of stockholders beginning in 2013 (and all subsequent annual meetings of the Corporation’s stockholders), the directors shall be of one class and each director shall be elected for a term of office to expire at the next annual meeting of stockholders following his or her election. Notwithstanding the expiration of a director’s term, he or she will remain in office until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation or removal from office as provided by law. Any director elected to fill a vacancy shall hold office for a term expiring at the next annual meeting of stockholders.”

THIRD: The foregoing amendments to the Certificate of Incorporation herein certified have been duly approved and adopted in accordance with the provisions of Section 228 and Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by its duly authorized officer on this    day of         , 2013.

FORTRESS INTERNATIONAL GROUP, INC.

By:	Name: Title:

A-1